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Exhibit 23.1

                            HENRY L. CREEL CO., INC.
                           Certified Public Accountant
                                 (216) 491-0800
                               Fax (216) 491-0803


August 14, 2002


To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the incorporation by reference of its report dated August 12, 2002 on the Financial Statements of AuGRID of Nevada, Inc. (the "Company") included in the Company's report on Form 10-QSB for the fiscal quarter ended June 30, 2002 in the Company's Registration Statements of Form S-8, Commission File Numbers 333-97683 and 333-97747.

Respectfully,

/s/ Henry L. Creel

Henry L. Creel, CPA


                    3587 LEE ROAD SHAKER HEIGHTS, OHIO 44120